Exhibit 99.1

Blucora Announces First Quarter 2021 Results
DALLAS, TX — May 5, 2021 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the first quarter ended March 31, 2021.
First Quarter Highlights and Recent Developments
•Increased total revenue for the quarter to $278.4 million, or 6% year-over-year
•GAAP Net Income of $27.6 million, or $0.56 per diluted share
•Non-GAAP Net Income of $51.0 million, or $1.04 per diluted share
•Total client assets ended the quarter up 39% year over year to $84.8 billion, with $36.8 billion, or 43.4% in advisory assets
•Advisory assets increased 56% year-over-year, including the addition of approximately $5.0 billion in Avantax Planning Partners (“APP”) assets
•Free cash flow of $45.1 million in Q1 2021 vs. $39.1 million during Q1 2020, or a 15% increase
•Strong cash position, ending the quarter with $191.8 million in cash and cash equivalents compared to $150.1 million at December 31, 2020, while reducing net debt levels since December 31, 2020 with a 3.5x net leverage ratio as of March 31, 2021
•Announced appointment of Tina Perry, President of OWN, to our Board of Directors

“As we continue to serve our financial professionals and assist in the growth of their businesses, our wealth management segment reported strong results with the first quarter coming in at the high end of our expectations, commented Chris Walters, Blucora’s President and Chief Executive Officer. “We continue to see growth in total client assets as well as advisory assets, which sets the Company up for a strong year.”

Tax Season Update

“Our progress leading up to the conclusion of the extended Tax Year 2020 continues to be on track. We are realizing the benefits of continued strong NPS scores, retention rates, improved marketing effectiveness and ARPU strength driven by our broad set of customer offerings for consumers.” Walters continued.
Summary Financial Performance: Q1 2021
($ in millions except per share amounts)

	Q1 2021	Q1 2020	Change
Revenue:
Wealth Management	$154.5	$145.0	7%
Tax Software	$123.9	$118.3	5%
Total Revenue	$278.4	$263.3	6%
Segment Operating Income
Wealth Management	$19.4	$22.6	(14)%
Tax Software	$50.9	$37.8	35%
Total Segment Operating Income	$70.3	$60.4	16%
Unallocated Corporate-Level General and Administrative Expenses	$(5.7)	$(7.0)	19%
GAAP:
Operating Income (Loss)	$37.2	$(241.8)	115%
Net Income (Loss)	$27.6	$(315.5)	109%
Diluted Net Income (Loss) Per Share	$0.56	$(6.60)	108%
Non-GAAP: (1)
Adjusted EBITDA	$64.6	$53.3	21%
Net Income	$51.0	$43.6	17%
Diluted Net Income per Share	$1.04	$0.90	16%
_________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Second Quarter and Full Year 2021 Outlook

($ in millions except per share amounts)	2Q 2021	Full Year 2021
Wealth Management Revenue	$155.5 - $161.5	$631.5 - $649.5
TaxAct Revenue	$82.5 - $87.5	$212.5 - $218.0
Total Revenue	$238.0 - $249.0	$844.0 - $867.5
Wealth Management Segment Operating Income	$17.5 - $19.5	$79.0 - $83.5
TaxAct Segment Operating Income	$53.0 - $58.0	$72.0 - $76.5
Unallocated Corporate-Level General and Administrative Expenses	$7.5 - $7.0	$28.5 - $27.5
GAAP:
Net Income	$22.5 - $31.5	($12.5) - $2.0
Net Income per share	$0.45 - $0.63	($0.25) - $0.04
Non-GAAP:
Adjusted EBITDA (1)	$63.0 - $70.5	$122.5 - $132.5
Non-GAAP Net Income (1)	$47.0 - $55.5	$67.5 - $80.0
Non-GAAP Net Income per share (1)	$0.94 - $1.11	$1.34 - $1.60
____________________________

(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results, its outlook for full year 2021, its tax season update, and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been furnished with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with a collective $85 billion in total client assets as of March 31, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with approximately 3 million consumer and 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the coronavirus pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three months ended March 31,
	2021	2020
Revenues:
Wealth management services revenue	$154,491	$144,989
Tax software services revenue	123,892	118,331
Total revenue	278,383	263,320
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	108,623	102,342
Tax software services cost of revenue	5,578	4,013
Total cost of revenue	114,201	106,355
Engineering and technology	7,128	8,515
Sales and marketing	77,562	79,710
General and administrative	24,685	24,728
Acquisition and integration	8,103	5,682
Depreciation	2,300	1,796
Amortization of other acquired intangible assets	7,175	7,748
Impairment of goodwill	—	270,625
Total operating expenses	241,154	505,159
Operating income (loss)	37,229	(241,839)
Other loss, net (1)	(7,883)	(6,135)
Income (loss) before income taxes	29,346	(247,974)
Income tax expense	(1,700)	(67,520)
Net income (loss)	$27,646	$(315,494)
Net income (loss) per share:
Basic	$0.57	$(6.60)
Diluted	$0.56	$(6.60)
Weighted average shares outstanding:
Basic	48,261	47,827
Diluted	49,097	47,827
_________________________
(1)Other loss, net consisted of the following (in thousands):

	Three months ended March 31,
	2021	2020
Interest expense	$7,183	$5,316
Amortization of debt issuance costs	363	313
Accretion of debt discounts	277	68
Total interest expense	7,823	5,697
Interest income	(2)	(14)
Other	62	452
Other loss, net	$7,883	$6,135

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$191,803	$150,125
Cash segregated under federal or other regulations	2,241	637
Accounts receivable, net of allowance	24,348	12,736
Commissions and advisory fees receivable	26,021	26,132
Other receivables	186	717
Prepaid expenses and other current assets, net	12,015	10,321
Total current assets	256,614	200,668
Long-term assets:
Property and equipment, net	64,160	58,500
Right-of-use assets, net	22,886	23,455
Goodwill, net	454,821	454,821
Other intangible assets, net	315,294	322,179
Other long-term assets	5,342	4,569
Total long-term assets	862,503	863,524
Total assets	$1,119,117	$1,064,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,019	$9,290
Commissions and advisory fees payable	18,762	19,021
Accrued expenses and other current liabilities	72,735	56,419
Deferred revenue—current	5,280	12,298
Lease liabilities—current	3,327	2,304
Current portion of long-term debt, net	1,786	1,784
Total current liabilities	123,909	101,116
Long-term liabilities:
Long-term debt, net	552,684	552,553
Deferred tax liability, net	30,394	30,663
Deferred revenue—long-term	6,015	6,247
Lease liabilities—long-term	35,723	36,404
Other long-term liabilities	25,738	24,919
Total long-term liabilities	650,554	650,786
Total liabilities	774,463	751,902

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,615 shares issued and 48,309 shares outstanding at March 31, 2021; 49,483 shares issued and 48,177 shares outstanding at December 31, 2020	5	5
Additional paid-in capital	1,602,948	1,598,230
Accumulated deficit	(1,229,900)	(1,257,546)
Treasury stock, at cost—1,306 shares at March 31, 2021 and December 31, 2020	(28,399)	(28,399)
Total stockholders’ equity	344,654	312,290
Total liabilities and stockholders’ equity	$1,119,117	$1,064,192

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Three months ended March 31,
	2021	2020
Operating activities:
Net income (loss)	$27,646	$(315,494)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	5,610	(1,201)
Depreciation and amortization of acquired intangible assets	10,418	10,168
Impairment of goodwill	—	270,625
Reduction of right-of-use lease assets	569	1,625
Deferred income taxes	(269)	57,898
Amortization of debt issuance costs	363	313
Accretion of debt discounts	277	68
Change in fair value of acquisition-related contingent consideration	6,300	—
Accretion of lease liability	514	424
Other	(78)	495
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(11,541)	(9,066)
Commissions and advisory fees receivable	111	3,457
Other receivables	531	(3,239)
Prepaid expenses and other current assets	(1,694)	(1,715)
Other long-term assets	(828)	2,560
Accounts payable	12,729	17,744
Commissions and advisory fees payable	(259)	(1,965)
Lease liabilities	(172)	(1,289)
Deferred revenue	(7,250)	(7,820)
Accrued expenses and other current and long-term liabilities	10,745	23,276
Net cash provided by operating activities	53,722	46,864
Investing activities:
Purchases of property and equipment	(8,598)	(7,715)
Asset acquisitions	(587)	—
Net cash used by investing activities	(9,185)	(7,715)
Financing activities:
Proceeds from credit facilities	—	55,000
Payments on credit facilities	(453)	(10,313)
Proceeds from stock option exercises	63	—
Tax payments from shares withheld for equity awards	(865)	(918)
Net cash provided (used) by financing activities	(1,255)	43,769
Net increase in cash, cash equivalents, and restricted cash	43,282	82,918
Cash, cash equivalents, and restricted cash, beginning of period	150,762	86,450
Cash, cash equivalents, and restricted cash, end of period	$194,044	$169,368

Blucora, Inc.
Segment Information
(Unaudited) (Amounts in thousands)

	Three months ended March 31,
	2021	2020
Revenue:
Wealth Management (1)	$154,491	$144,989
Tax Software (1)	123,892	118,331
Total revenue	278,383	263,320
Operating income (loss):
Wealth Management	19,396	22,598
Tax Software	50,888	37,753
Corporate-level activity (2)	(33,055)	(302,190)
Total operating income (loss)	37,229	(241,839)
Other loss, net	(7,883)	(6,135)
Income (loss) before income taxes	29,346	(247,974)
Income tax expense	(1,700)	(67,520)
Net income (loss)	$27,646	$(315,494)
_________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three months ended March 31,
	2021	2020
Wealth Management:
Advisory	$91,119	$78,757
Commission	52,534	50,580
Asset-based	5,329	10,579
Transaction and fee	5,509	5,073
Total Wealth Management revenue	$154,491	$144,989
Tax Software:
Consumer	$110,567	$103,821
Professional	13,325	14,510
Total Tax Software revenue	$123,892	$118,331

(2) Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2021	2020
Unallocated corporate-level general and administrative expenses	$5,694	$7,016
Stock-based compensation	5,610	(1,201)
Acquisition and integration costs	8,103	5,682
Depreciation	3,243	2,420
Amortization of acquired intangible assets	7,175	7,748
Impairment of goodwill	—	270,625
Executive transition costs	—	9,184
Headquarters relocation costs	—	716
Contested proxy and other legal and consulting costs	3,230	—
Total corporate-level activity	$33,055	$302,190

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three months ended March 31,
	2021	2020
Net income (loss) (2)	$27,646	$(315,494)
Stock-based compensation	5,610	(1,201)
Depreciation and amortization of acquired intangible assets	10,418	10,168
Other loss, net	7,883	6,135
Acquisition and integration—Excl. Change in fair value of acquisition-related contingent consideration	1,803	5,682
Acquisition and integration—Change in fair value of acquisition-related contingent consideration	6,300	—
Impairment of goodwill	—	270,625
Executive transition costs	—	9,184
Headquarter relocation costs	—	716
Contested proxy and other legal and consulting costs	3,230	—
Income tax expense	1,700	67,520
Adjusted EBITDA (1)	$64,590	$53,335

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2021	2020
Net income (loss) (2)	$27,646	$(315,494)
Stock-based compensation	5,610	(1,201)
Amortization of acquired intangible assets	7,175	7,748
Acquisition and integration—Excluding change in fair value of HKFS Contingent Consideration	1,803	5,682
Acquisition and integration—Change in fair value of HKFS Contingent Consideration	6,300	—
Impairment of goodwill	—	270,625
Executive transition costs	—	9,184
Headquarters relocation costs	—	716
Contested proxy and other legal and consulting costs	3,230	—
Cash tax impact of adjustments to GAAP net income	(543)	(736)
Non-cash income tax (benefit) expense	(269)	67,037
Non-GAAP net income	$50,952	$43,561
Per diluted share:
Net income (loss) (2) (3)	$0.56	$(6.54)
Stock-based compensation	0.11	(0.02)
Amortization of acquired intangible assets	0.15	0.16
Acquisition and integration—Excluding change in fair value of HKFS Contingent Consideration	0.04	0.12
Acquisition and integration—Change in fair value of HKFS Contingent Consideration	0.13	—
Impairment of goodwill	—	5.61
Executive transition costs	—	0.19
Headquarters relocation costs	—	0.01
Contested proxy and other legal and consulting costs	0.07	—
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.02)
Non-cash income tax (benefit) expense	(0.01)	1.39
Non-GAAP net income per share	$1.04	$0.90
Weighted average shares outstanding used in computing per diluted share amounts	49,097	48,253

Net Leverage Ratio Reconciliation (4) (5)
(Amounts in thousands)

	March 31, 2021		December 31, 2020
Debt:
Senior secured credit facility	$562,703		$563,156
Cash:
Cash and cash equivalents	$191,803		$150,125
Net debt (6)	$370,900		$413,031

Trailing twelve months:
Wealth Management segment operating income	$68,993		$72,195
Tax Software segment operating income	62,756		49,621
	$131,749		$121,816
Unallocated corporate-level general and administrative expenses	(25,367)		(26,689)
Adjusted EBITDA (1)	$106,382		$95,127

Net leverage ratio (4) (5)	3.5	x	4.3	x

Trailing Twelve Month Adjusted EBITDA Reconciliation (1) (4)
(Amounts in thousands)

	For the trailing twelve months ended
	March 31, 2021	December 31, 2020
Net income (loss) (2)	$385	$(342,755)
Stock-based compensation	16,877	10,066
Depreciation and amortization of acquired intangible assets	40,157	39,907
Other loss, net	33,052	31,304
Acquisition and integration—Excluding change in fair value of HKFS Contingent Consideration	18,906	22,785
Acquisition and integration—Change in fair value of HKFS Contingent Consideration	14,600	8,300
Executive transition costs	1,517	10,701
Headquarter relocation costs	1,147	1,863
Contested proxy and other legal and consulting costs	3,230	—
Income tax (benefit) expense	(23,489)	42,331
Impairment of goodwill and an intangible asset	—	270,625
Adjusted EBITDA (1)	$106,382	$95,127

Operating Free Cash Flow Reconciliation (7)
(Amounts in thousands)

	Three months ended March 31,
	2021	2020
Net cash provided by operating activities (8)	$53,722	$46,864
Purchase of property and equipment (8)	(8,598)	(7,715)
Operating free cash flow (7)	$45,124	$39,149

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High
Net income (loss)	$22,500	$31,500	$(12,500)	$2,000
Stock-based compensation	5,500	5,400	21,500	21,200
Depreciation and amortization of acquired intangible assets	11,100	10,800	45,000	44,500
Other loss, net	8,800	8,500	33,500	32,400
Acquisition, integration, and contested proxy and other legal and consulting costs (9)	12,900	12,300	32,800	31,000
Income tax expense	2,200	2,000	2,200	1,400
Adjusted EBITDA	$63,000	$70,500	$122,500	$132,500

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High
Net income (loss)	$22,500	$31,500	$(12,500)	$2,000
Stock-based compensation	5,500	5,400	21,500	21,200
Amortization of acquired intangible assets	7,200	7,100	28,600	28,300
Acquisition, integration, and contested proxy and other legal and consulting costs (9)	12,900	12,300	32,800	31,000
Cash tax impact of adjustments to net loss	(500)	(400)	(2,000)	(1,700)
Non-cash income tax benefit	(600)	(400)	(900)	(800)
Non-GAAP net income	$47,000	$55,500	$67,500	$80,000
Per diluted share:
Net income (loss) (3)	$0.45	$0.63	$(0.25)	$0.04
Stock-based compensation	0.11	0.11	0.43	0.42
Amortization of acquired intangible assets	0.14	0.14	0.57	0.57
Acquisition, integration, and contested proxy and other legal and consulting costs (9)	0.26	0.25	0.65	0.62
Cash tax impact of adjustments to net loss	(0.01)	(0.01)	(0.04)	(0.03)
Non-cash income tax benefit	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP net income per share	$0.94	$1.11	$1.34	$1.60
Weighted average shares outstanding used in computing per diluted share amounts	50,100	50,000	50,300	50,100

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill and an intangible asset, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, and income tax expense. Other loss, net primarily constitutes our interest expense, net of interest income. Acquisition and integration costs primarily relate to the acquisition of HKFS and the acquisition of 1st Global. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill in the first quarter of 2020. The impairment of an intangible asset relates to the impairment of the HD Vest trade name intangible asset in the third quarter of 2019. Executive transition costs relate to the departure of certain Company executives in the first quarter of 2020. Headquarters relocation costs relate to the process of moving from our Dallas and Irving offices to our new headquarters.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, non-capitalized debt issuance expense, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will either be utilized or expire between 2021 and 2024. Non-capitalized debt issuance expense relates to the expense recognized as a result of the increase to our term loan in the third quarter of 2020.
We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of comprehensive income is due to using different weighted average shares outstanding in the event that there is GAAP net loss but non-GAAP net income and vice versa.
(4)Non-GAAP measure using Adjusted EBITDA for the last twelve months. Adjusted EBITDA for the trailing twelve month period is reconciled to the nearest GAAP measure on page 10.
(5)Net leverage ratio is calculated by dividing net debt by Adjusted EBITDA for the trailing twelve months.
(6)We define net debt, a non-GAAP financial measure, as cash and cash equivalents less the outstanding principal of debt. Management believes that the presentation of this non-GAAP financial measure provides useful information to investors because it is an important liquidity measurement that reflects our ability to service our debt.
(7)We define operating free cash flow, which is a non-GAAP measure, as net cash provided by (used in) operating activities less purchases of property and equipment. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by our businesses, after the purchases of property and equipment, that can then be used for, among other things, strategic acquisitions and investments in the businesses, stock repurchases, and funding ongoing operations.
(8)As presented in the condensed consolidated statements of cash flows (unaudited).
(9)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.